UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                 Date of Earliest Event Reported: April 6, 2000

                        FIRST CAPITAL INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

     Delaware                             0-26271               76-0582435
(State or other jurisdiction       (Commission File Number)   (IRS Employer
of incorporation or organization)                            Identification No.)

                  5120 WOODWAY, SUIT 9004, HOUSTON, TEXAS 77056
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

          (Address of principal executive offices, including zip code)

                              VOICE: (713)629-4866
              (Registrant's telephone number, including area code)


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Item  2.     Acquisition  or  Disposition  of  Assets

     On April 6, 2000 we entered into a stock exchange agreement with all of the shareholders of AS Mainor Anet, an Estonian corporation, whereby we received 100% of the capital stock of AS Mainor Anet in exchange for 250,000 shares of our common stock. AS Mainor Anet is now our wholly owned subsidiary. The shareholders of AS Mainor Anet were Mihhail Didyk and Igor Nikulkin. We gave Mr. Didyk further consideration of $50,000 which we are obligated to deliver to Mr. Didyk during the next 90 days.

     AS Mainor Anet is an Internet service provider and e-commerce company serving the Baltic region and Russia. We have agreed to provide up to $75,000 in working capital for AS Mainor Anet during the next 12 months. We have agreed to enter into employment agreements with AS Mainor Anet's current management, including Mr. Didyk. Mr. Didyk was appointed as our General Director of European Operations.

     The terms and conditions of the acquisition were determined by the parties through arms length negotiations. However, no appraisal was conducted.

Item  7.     Financial  Statements  and  Exhibits

     (A) The financial statements of the business acquired and the pro forma financial information that are required by this item will be filed by amendment no later than June 20, 2000.

     (B)     Exhibit  10.1  Stock  Exchange  Agreement  of  Mr.  Didyk.
             Exhibit  10.2  Stock  Exchange  Agreement  of  Nikulkin.
             Exhibit  10.3  Employment  Agreement  of  Mr.  Didyk.

                                    SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              FIRST CAPITAL INTERNATIONAL, INC.


                                                     By:  /s/  Alex  Genin
                                                     ---------------------------
Date:  April  18,  2000                              Alex  Genin,  President


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